Exhibit 3.47

CERTIFICATE OF INCORPORATION

OF

PREMIER AMBULATORY SURGERY OF DUNCANVILLE, INC.

* * * * *

1. The name of the corporation is

PREMIER AMBULATORY SURGERY OF DUNCANVILLE, INC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City or Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of common shares of stock which the corporation shall have authority to issue is one hundred (100) and the par value of each of such shares is One Cent ($.01) amounting in the aggregate to One Dollar ($1.00).

The holders of common stock shall, upon the issuance or sale of shares of stock of any class (whether now or hereafter authorized) or any securities convertible into such stock, have the right, during such period of time and on such conditions as the board of directors shall prescribe, to subscribe to and purchase such shares or securities in proportion to their respective holdings of common stock, at such price or prices as the board of directors may from time to time fix and as may be permitted by law.

5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

M. A. Brzoska	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

K. A. Widdoes	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

D. A. Hampton	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our

act and deed and the facts herein staled are true, and accordingly have hereunto set our hands this 22nd day of February      , 1993.

/s/ M.A. Brzoska

/s/ K.A. Widdoes

/s/ D.A. Hampton

CERTIFICATE OF CHANCE OF LOCATION

OF REGISTERED OFFICE AND/OR

REGISTERED AGENT

The Board of Directors of Premier Ambulatory Surgery of Duncanville, Inc. a Corporation of Delaware, on this 21st day of August A.D.1996, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 9 East Loockerman Street, in the City of Dover, County of Kent Zip Code 19901.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served is National Registered Agents, Inc., a Corporation of Delaware, does hereby certify that the-foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer this 21st day of August, A.D., 1996.

BY:	/s/ Paul P. Stemler
Authorized Officer
Paul P. Stemler, Secretary and Treasurer

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

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Premier Ambulatory Surgery of Duncanville, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the Stare of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is National Registered Agents, Inc. and the present registered office of the corporation is in the county of Kent

The Board of Directors of Premier Ambulatory Surgery of Duncanville, Inc. adopted the following resolution on the 22nd day of June, 1998.

Resolved, that the registered office of Premier Ambulatory Surgery of Duncanville, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Premier Ambulatory Surgery of Duncanville, Inc. has caused this statement to be signed by William W. Horton, its Vice President, this 22nd day of June, 1998.

/s/ William W. Horton

Vice President
(Title)

* Any authorized officer or the chairman or Vice-chairman of the Board of Directors may execute this certificate.